Exhibit 99.1

Ore Pharmaceuticals Focuses Resources on Development of Repositioned Compounds

Strategic Realignment Streamlines Operations, Reduces Workforce

GAITHERSBURG, Md.--(BUSINESS WIRE)--Ore Pharmaceuticals Inc. (NASDAQ:ORXED) announced today a new alignment of corporate resources. Henceforward, the Company will invest its resources in clinical development and business development efforts for compounds repositioned over the past four years through the application of its proprietary indications discovery program. As part of this new alignment, Ore Pharmaceuticals has reassigned a portion of its discovery workforce to the Company’s drug development team and will also reduce its remaining workforce related to indication discovery and administrative activities as it winds down its indication discovery activities. These changes are intended to concentrate the Company’s resources on drug development and commercialization, activities it considers to hold the greatest potential to achieve gains in shareholder value.

Ore Pharmaceuticals Chief Executive Officer, Charles L. Dimmler, III, commented, “Our indications discovery program has achieved the goal established at its inception. We’ve succeeded in identifying new therapeutic applications for a number of compounds provided by our drug repositioning partners. We believe that these compounds may be reintroduced to the clinic at Phase II because their development path is enabled by the prior work completed by our pharmaceutical company partners. We now are actively engaged in negotiating to acquire development rights for several of the most promising of these compounds. We’ve taken the decision to focus our efforts and resources on developing clinical-stage candidates in our pipeline. For our lead compound, GL1001, we expect to file an Investigational New Drug application with the FDA at mid-year. We are currently seeking out-licensing or partnering arrangements for the advancement of GL1001. We plan to follow a similar development process with future compounds in our pipeline.”

Ore Pharmaceutical’s Development Pipeline

GL1001 is a first-in-class, orally administered small molecule that the Company is seeking to develop for the treatment of a number of gastrointestinal conditions, including ulcerative colitis, Crohn’s disease, and gastritis. The Company has demonstrated favorable preclinical results in in vivo models and expects to initiate clinical trials for GL1001 in the fall of this year. Crohn’s disease and ulcerative colitis are conditions with high unmet medical need affecting more than 900,000 persons in the United States and an estimated additional population of 4,000,000 throughout the world.

Workforce Reduction

Central to its efforts to increase its focus on drug development, the Company has reassigned certain members of its discovery workforce to its drug development program. Ore Pharmaceuticals will reduce its workforce from the 71 employees it reported as of December 31, 2007 to approximately 22 by December 31, 2008. The Company expects to make future cash payments of approximately $1.0 million in connection with employment terminations resulting from this course of action. These payments will be made in the next three quarters.

“Our decision to reduce this workforce is particularly difficult because these employees have been integral to the successes that enabled us to implement this new alignment. I deeply appreciate all of the past contributions made to Ore Pharmaceuticals by these very talented and committed professionals,” said Mr. Dimmler. “The actions announced today will enable Ore Pharmaceuticals to direct its resources with greater effect to the ongoing development of GL1001 and the remaining preclinical and subsequent clinical stage development of additional development candidates in the Company’s pipeline. This decision reflects the future of the Company.”

Ore Pharmaceuticals Overview

Ore Pharmaceuticals is a commercial drug development company. We have applied our proprietary know how in integrative pharmacology to identify potential new uses for drug candidates. We are now focused on developing certain compounds for which we have found such new uses. Our goal is to meet the demands of the pharmaceutical industry by supplying development stage drug compounds to enrich drug development pipelines. We currently have a lead compound, GL1001, in our own development pipeline for which we have identified potential new therapeutic uses to treat gastrointestinal inflammation, including inflammatory bowel disease (IBD, including ulcerative colitis and Crohn’s disease) and other conditions. GL1001 has shown indications of efficacy at relevant doses in in vivo testing for IBD. We intend to initiate clinical testing of GL1001 in 2008 while actively seeking to out-license or partner the further clinical development and commercialization of the compound. We have rights to develop additional compounds that have been tested in clinical stage testing by our partners but that are in later stages of preclinical testing for the uses we have discovered. Visit us at orepharma.com or call 1-877-ORE-PHRM.

Safe Harbor Statement

This press release contains "forward-looking statements," as such term is used in the Securities Exchange Act of 1934, as amended. Such forward-looking statements include the Company's ability to identify strategies for making its businesses successful and the impact of such strategies on our business and financial performance and on shareholder value. Forward-looking statements typically include the words "expect," "anticipate," "believe," "estimate," "intend," "may," "will," and similar expressions as they relate to Ore Pharmaceuticals or its management. Forward-looking statements are based on our current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of our future performance or results. Our actual performance and results could differ materially from what we project in forward-looking statements for a variety of reasons and circumstances, including particularly risks and uncertainties that may affect the Company's operations, financial condition and financial results and that are discussed in detail in the Company's Annual Report on Form 10-K and our other subsequent filings with the Securities and Exchange Commission. They include, but are not limited to: whether we can obtain from our partners development rights to repositioned compounds; whether we can successfully develop to a sufficient stage and outlicense repositioned compounds on acceptable terms and whether such outlicensed compounds are then successfully developed and commercialized and generate sales and resulting milestone payments from development and royalties from sales for the Company,; whether we will be able to begin to generate sufficient new revenue from licensing or other transactions soon enough to support our operations; whether there will be valid claims for indemnification from the buyers of our Genomics Assets; whether there will be claims from the landlords of the leased properties we have assigned to buyers of our Genomics Assets or our Preclinical Division that we would be required to pay as guarantors of such leases; whether we will be able to collect amounts due under the terms of the promissory note from the buyer of our Genomics Assets; whether we will be able to manage our existing cash adequately and whether we will have access to financing on sufficiently favorable terms to maintain our businesses and effect our strategies, including development of repositioned compounds; whether we will be able to recruit and retain qualified personnel for our commercial drug development business; whether we will be able to find a sufficiently attractive strategic option to develop our molecular diagnostics capability that does not require significant use of our financial assets; potential negative effects on our operations and financial results from workforce reductions and the transformation of our business; and the possibility of further write-down of the value of certain intangible assets of the Company. Ore Pharmaceuticals Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
Ore Pharmaceuticals Inc.
Philip L. Rohrer, Jr. (investors)
Chief Financial Officer
301-361-4400
Email: prohrer@orepharma.com
or
Ore Pharmaceuticals Inc.
Christopher Culotta (investors and media)
Senior Director, Strategic Communications
240-361-4433
Email: cculotta@orepharma.com